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                                                                    EXHIBIT 23


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated February 21, 1995, accompanying the consolidated financial statements included in the Annual Report of Southern Mineral Corporation on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Southern Mineral Corporation on Form S-3 (File No. 33-60583) and on Form S-8 (File No. 33-60571).


Grant Thornton L.L.P.

Houston, Texas
February 21, 1996